SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported) January 19, 2000


                        DIMENSIONAL VISIONS INCORPORATED
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                 001-10196                               23-2517953
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         (Commission File Number)             (IRS Employer Identification No.)


2301 West Dunlap, Suite 207, Phoenix, Arizona              85021
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  (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (602) 997-1990

ITEM 5. OTHER EVENTS

     On December 30, 1999, the Company completed a private placement (the "Private Placement") of 675,000 units of its securities (the "Units"), each unit consisting of one share of Series E Convertible Preferred Stock which is convertible into one share of Common Stock of the Company and one warrant, exercisable at $0.50 and expiring 120 days after the date of effectiveness of a registration statement of the Company, at $1.00 per Unit, minimum investment $50,000. The Private Placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement were restricted securities as defined in Rule 144 of the Act. The offering generated net proceeds of approximately $618,000. All investors in the Private Placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 19, 2000               DIMENSIONAL VISIONS INCORPORATED


                                      By:  /s/ John D. McPhilimy
                                           -------------------------------------
                                           John D. McPhilimy
                                      Its: Chairman and Chief Executive Officer